SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 27, 2003

JCM Partners, LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32653	94-3364323

(Commission File Number)	(I.R.S. Employer Identification No.)

2151 Salvio Street, Suite 325, Concord, CA	94520

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(925) 676-1966

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On September 24, 2003 the Company’s Board of Managers created Class 2 and Class 3 Units. Class 1 Units are convertible into Class 2 Units and Class 3 Units on the terms set forth in the Certificates of Designations of the Class 2 Units and Class 3 Units. Class 2 Units are convertible into Class 3 Units on the terms set forth in the Certificate of Designations of the Class 3 Units. A form of the Unit Conversion Form to be used to convert Class 1 Units to Class 2 Units or Class 3 Units is attached hereto.

Item 7. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.

99.1 Form of Unit Conversion Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM PARTNERS, LLC

Date: October 27, 2003	By:	/s/ Gayle M. Ing

Gayle M. Ing
President and Chief Executive Officer

EXHIBIT INDEX

Designation	Description

99.1	Form of Unit Conversion Form